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                                                                      EXHIBIT 24

                      [CONSUMERS ENERGY COMPANY LETTERHEAD]


July 24, 1998

Mr. Alan M. Wright and
Mr. Thomas A. McNish
Consumers Energy Company
212 West Michigan Avenue
Jackson, MI 49201


We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto, including post-effective amendment or amendments, to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the issue and sale of up to $200 million of debt securities of the Company (plus an additional 20% for the purpose of covering underwriters' over-allotments, price adjustments, or sale of additional securities).

Very truly yours,




   /s/ William T. McCormick, Jr.                  /s/ Victor J. Fryling
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     William T. McCormick, Jr.                    Victor J. Fryling



         /s/ John Deutch                          /s/ W. U. Parfet
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           John M. Deutch                         William U. Parfet



      /s/ James J. Duderstadt                     /s/ Percy A. Pierre
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        James J. Duderstadt                       Percy A. Pierre


         /s/ K. R. Flaherty                            /s/ K. L. Way
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        Kathleen R. Flaherty                      Kenneth L. Way

         /s/ Earl D. Holton                           /s/ K. Whipple
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           Earl D. Holton                         Kenneth Whipple



                              /s/ John B. Yasinsky
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                                John B. Yasinsky